UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2022, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), TD Group and certain subsidiaries of TransDigm entered into Amendment No. 10, Loan Modification Agreement and Refinancing Facility Agreement (the “Amendment”), pursuant to which, among other things, (x) TransDigm repaid in full its existing approximately $1,725 million tranche G term loans maturing August 22, 2024 and replaced such loans with approximately $1,725 million new tranche H term loans (the “New Tranche H Term Loans”) maturing February 22, 2027, and (y) Goldman Sachs Bank USA was appointed the administrative agent and collateral agent as successor to Credit Suisse AG. The applicable margin for the New Tranche H Term Loans bearing interest at Term SOFR is 3.25% compared to an applicable margin for the former tranche G loans which bore interest at LIBOR plus 2.25%. Original issue discount of 2% was paid to lenders of the New Tranche H Term Loans. The New Tranche H Term Loans were fully drawn on December 14, 2022 and the other terms and conditions that apply to the New Tranche H Term Loans are substantially the same as the terms and conditions that applied to the term loans immediately prior to the Amendment.

The Amendment amends that certain Second Amended and Restated Credit Agreement, dated June 4, 2014, as amended, with Goldman Sachs Bank USA, as administrative agent and collateral agent (as successor to Credit Suisse AG), and the other agents and lenders named therein.

The above summary of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amendment No. 10, Loan Modification Agreement and Refinancing Facility Agreement, dated December 14, 2022, to the Second Amended and Restated Credit Agreement, dated June 4, 2014, among TransDigm Inc., TransDigm Group Incorporated, each subsidiary of TransDigm Inc. party thereto, the lenders party thereto, and Goldman Sachs Bank USA, as administrative agent and collateral agent (as successor to Credit Suisse AG) for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Michael Lisman
Name:	Michael Lisman
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: December 14, 2022